                                                                     Exhibit 4.7

         THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. THE TRANSFER OF THIS WARRANT IS ALSO SUBJECT TO THE RESTRICTIONS SET FORTH IN SECTION 3 HEREOF, AND NO TRANSFER OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SECTION 3 HEREOF HAVE BEEN COMPLIED WITH.



Warrant No. 1

                                     WARRANT

                           To Purchase Common Stock of

                              SYMPOSIUM CORPORATION

                            Expiring January 28, 2005

         This is to certify that, for value received, IMPERIAL CREDIT INDUSTRIES, INC. ("ICII") as nominee for Coast Business Credit, a division of Southern Pacific Bank, or registered assigns, is entitled to purchase from Symposium Corporation, a Delaware corporation (the "Company"), at any time and from time to time during the period commencing on the date hereof and ending on January 28, 2005 (the "Exercise Period"), 300,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company (the "Common Stock"), at the Current Warrant Price (as hereinafter defined) in lawful money of the United States of America. The purchase price hereunder at any time of a single share of Common Stock is referred to herein as the "Current Warrant Price". Initially, and until adjustment in the manner hereinafter provided, the Current Warrant Price shall be 110% of the Current Market Price calculated as of the Closing Date. The number of shares of Common Stock purchasable hereunder and the Current Warrant Price are subject to adjustment from time to time in the manner provided in Section 4 hereof.

         This Warrant is issued in connection with a Loan and Security Agreement, dated as of even date herewith, by and between the Company and Coast Business Credit and any and all amendments, replacements, supplements and modifications thereto (collectively, the "Credit Agreement"). Certain terms used in this Warrant are defined in Section 5 hereof. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement.

SECTION 1. EXERCISE OF WARRANTS.

         SECTION 1.1 CASH EXERCISE. This Warrant may be exercised by the Warrantholder by (i) the surrender of this Warrant to the Company at the Warrant Office described in Section 2.1 with a duly-executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check, of the Current Warrant Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as promptly as practicable, and in any event within seven (7) Business Days, thereafter. The stock certificate(s) so delivered shall be in any such denominations as may be reasonably specified by the Warrantholder in the Exercise Form.

         SECTION 1.2 NET ISSUE EXERCISE. In lieu of exercising this Warrant pursuant to Section 1.1, this Warrant may be exercised by the Warrantholder by the surrender of this Warrant to the Company, with a duly executed Exercise Form marked to reflect net issue exercise and specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered. Upon such exercise, the Warrantholder shall be entitled to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant to the Company together with notice of such election in which event the Company shall issue to the Warrantholder a number of shares of the Company's Common Stock computed as of the date of surrender of this Warrant to the Company using the following formula:


                      X  = Y(A-B)
                          -------
                            A
Where
                      X  = the number of shares of Common Stock to be issued to
                           Warrantholder under this Section 1.2;
                      Y  = the number of shares of Common Stock otherwise
                           purchasable under this Warrant (at the date of such calculation);
                      A  = the Current Market Price of shares of Common Stock to be issued to the Warrantholder (at the date of such
                            calculation);
                      B  = the Current Warrant Price.

         SECTION 1.3 WARRANT SHARES TO BE FULLY PAID AND NONASSESSABLE. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and, if the Common Stock is then listed on a securities exchange, shall be duly listed thereon.

         SECTION 1.4 PARTIAL EXERCISE; FRACTIONAL SHARES. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate(s), deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. The Company shall not be required upon any exercise of this Warrant to issue a certificate representing any fraction of a share of Common Stock, but, in lieu thereof, shall pay to the holder of this Warrant cash in an amount equal to a corresponding fraction (calculated to the nearest 1/100 of a share) of the Current Market Price of one share of Common Stock as of the date of receipt by the Company of notice of exercise of this Warrant.

         SECTION 1.5 ACKNOWLEDGMENT OF CONTINUING OBLIGATION. The Company will, at the time of any exercise of this Warrant in whole or in part, upon request of the Warrantholder, acknowledge in writing its then continuing obligation to the Warrantholder in respect of any rights pursuant to this Warrant (including, without limitation, any right to registration, if any, of the shares of Common Stock issued upon such exercise) to which the Warrantholder shall continue to be entitled after such exercise in accordance with this Warrant; provided, however, that the failure of the Warrantholder to make any such request shall not affect the continuing obligation of the Company to the Warrantholder in respect of such rights.

SECTION 2. WARRANT OFFICE; TRANSFER, DIVISION OR COMBINATION OF WARRANTS.

         SECTION 2.1 WARRANT OFFICE. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's office at 410 Park Avenue, Suite 830, New York, NY 10022, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to all of the Warrantholders.

         SECTION 2.2 OWNERSHIP OF WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Section 2.

         SECTION 2.3 TRANSFER OF WARRANTS. The Company agrees to maintain at the Warrant Office books for the registration and registration of transfer of the Warrants, and, subject to the provisions of Section 3 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, on said books at said office, upon surrender of this Warrant at said office, together with a written assignment of this Warrant duly executed by the Warrantholder or his duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be cancelled. A Warrant may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued.

         SECTION 2.4 DIVISION OR COMBINATION OF WARRANTS. This Warrant may be divided or combined with other Warrants upon presentation hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the appropriate Warrantholders or their respective duly authorized agents or attorneys. Subject to compliance with
SECTION 2.3 hereof as to any Transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         SECTION 2.5 EXPENSES OF DELIVERY OF WARRANTS. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of any Warrant hereunder.

SECTION 3. RESTRICTIONS ON EXERCISE AND TRANSFER; REGISTRATION RIGHTS.

         SECTION 3.1 RESTRICTIONS ON EXERCISE AND TRANSFER. The Warrantholder agrees that prior to any Transfer of this Warrant or of the related Warrant Shares (other than pursuant to a registration under the Act), such holder will give written notice to the Company of its intention to effect such Transfer. The Warrantholder agrees not to Transfer the Warrants except pursuant to an effective registration statement under the Act or an exemption from the registration requirements of the Act. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Act, if in the reasonable opinion of counsel to the Company, such Transfer would otherwise not be exempt from the registration requirements of the Act, the Company may require the transferee to furnish an investment representation letter to the Company setting forth such representations as the Company may reasonably request to ensure compliance with the Act. Upon delivery of any documents required by the Company pursuant to the previous sentence, or immediately if no such documents are required, a Warrantholder shall be entitled to Transfer this Warrant and/or such Warrant Shares in accordance with the intended method of disposition specified in the notice delivered by such holder to the Company; provided, however, that if such method of disposition would, in the opinion of counsel to the Warrantholder, require that the Company (as opposed to the Warrantholder) take any action and/or execute and file with the Commission and/or any state securities authority with jurisdiction and/or deliver to the Warrantholder or any other person any form or document (other than a registration statement under the Act or under any state securities laws) in order to establish the entitlement of the Warrantholder to take advantage of such method of disposition, the Company agrees promptly, at its expense, to take any such action and/or execute and file and/or deliver any such form or document.

         SECTION 3.2 RESTRICTIVE LEGENDS. This Warrant (and each Warrant issued in substitution for this Warrant issued pursuant to Sections 1.4 and 2) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. THE TRANSFER OF THIS WARRANT IS ALSO SUBJECT TO THE RESTRICTIONS SET FORTH IN
                  SECTION 3 HEREOF, AND NO TRANSFER OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SECTION 3 HEREOF HAVE BEEN COMPLIED WITH."

         Except as otherwise permitted by this Section 3, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect Transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

Notwithstanding the foregoing, the Warrantholder may require the Company to issue a stock certificate for Warrant Shares without a legend if: (a) such Warrant Shares have been (i) registered for resale under the Securities Act and the Warrantholder has a bona fide intention to sell such Warrant Shares in the applicable registration or (ii) sold pursuant to Rule 144 or (b) the Warrantholder delivers to the Company a written opinion of counsel for the Warrantholder reasonably satisfactory to the Company, stating that such registration is not required with respect to such Warrant Shares.

         SECTION 3.3 REPRESENTATIONS OF THE WARRANTHOLDER. ICII hereby represents and warrants to the Company as follows:

                  (a) ICII is acquiring the Warrants for its own account, for investment purposes only.

                  (b) ICII understands that an investment in the Warrants involves a high degree of risk, and ICII has the financial ability to bear the economic risk of this investment in the Warrants, including a complete loss of such investment. ICII has adequate means for providing for its current financial needs and has no need for liquidity with respect to this investment.

                  (c) ICII is an "accredited investor" as the term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act.

                  (d) ICII has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Warrants.

                  (e) ICII understands that the Warrants have not been registered under the Securities Act or under any state securities laws. ICII is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on Transfer placed on the Warrants may result in ICII being required to hold the Warrants for an indefinite period of time.

                  (f) ICII believes that it has received all the information it considers necessary or appropriate for deciding whether to invest in the Warrants, and ICII has had an opportunity to ask questions and receive answers from the Company and its officers and directors regarding the business, prospects and financial condition of the Company.


         SECTION 3.4 "PIGGYBACK REGISTRATIONS".

                  (a) If the Company at any time prior to January 28, 2005, proposes to register any of its equity securities (as defined in the Act), other than securities which are convertible into shares of Common Stock, under the Act on Forms S-1, S-2 or S-3 (but not Form S-4 or S-8) or on any other form upon which may be registered securities similar to the Warrants or the Warrant Shares, it will at each such time give written notice at least 30 days prior to the filing of the registration statement to all Warrantholders of its intention so to do. Such notice shall specify the proposed date of the filing of the registration statement and advise each Warrantholder of its right to participate therein. Upon the written request of any Warrantholder given prior to the proposed date of filing set forth in such notice, the Company will cause each Warrant Share which the Company has been requested to register by such Warrantholder to be registered under the Act, all to the extent requisite to permit the sale or other disposition by such Warrantholder of the Warrant Shares so registered.

                  (b) If the registration relates to a firmly underwritten public offering, the Warrantholder may include Warrant Shares in the registration statement only if it agrees to sell such Warrant Shares to the underwriters in connection with the offering. If, in the written opinion of the underwriter or underwriters managing the public offering which is the subject of a registration pursuant to clause (a) of this Section 3.4 (or in the event that such distribution shall not be underwritten, in the written opinion of an investment banking firm of recognized standing satisfactory to the Warrantholders), the total amount of the securities to be so registered, when added to the total amount of Warrant Shares which the Warrantholders have requested to be registered pursuant to said clause (a), will exceed the maximum amount of securities of the Company which can be marketed without otherwise materially and adversely affecting the entire offering, then the Company shall have the right to exclude from such registration such number of Warrant Shares which it would otherwise be required to register pursuant to said clause (a) as is necessary to reduce the total amount of securities to be so registered to the maximum amount of securities which can be so marketed; provided, however, that if the securities (other than the Warrant Shares) to be so registered for sale are to be offered for the account of the Company and others, the Company may only exclude Warrant Shares pro rata (on the basis of the number of securities held by each) with the securities held by such other persons (it being agreed that in the case where such registration is to be effected as a result of the exercise by a holder of the Company's securities of such holder's right to cause such securities to be so registered, such pro rata exclusion shall include the Company and be based on the number of securities intended to be included in the registration by each).

         SECTION 3.5 COMPANY'S OBLIGATIONS IN REGISTRATION. The obligation of the Company to register any Warrant Shares pursuant to Section 3.4 hereof includes the obligation to register under the same registration statement the related Warrants if such registration is necessary to effect the offer and sale of Warrant Shares to the public. If and whenever the Company is obligated by the provisions of this Section 3 to effect the registration of any Warrant Shares under the Act, as expeditiously as possible the Company will:

                  (a) following the effectiveness of the applicable registration statement, use its best efforts to cause such registration statement to remain effective during the period required for the distribution of the securities covered by the registration statement; provided, however, that in the event that the Warrant Shares covered by such registration statement are not to be sold to or through underwriters acting for the Company, the Company shall not be required to keep such registration statement in effect, or to prepare and file any amendments or supplements thereto, after the expiration of six months following the date on which such registration statement becomes effective under the Act or such longer period during which the Commission requires that such registration statement be kept effective with respect to any of the Warrant Shares so registered and, provided, further, that this Section 3.5(a) shall only be effective for the period from the date hereof to that date which is two (2) years from the date hereof;

                  (b) following the effectiveness of such registration statement, and subject to Section 3.14, as expeditiously as possible, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the disposition of all Warrant Shares covered by such registration statement, whenever the Warrantholders for whom such Warrant Shares are registered or are to be registered shall desire to dispose of the same, subject, however, to the two provisos contained in the immediately preceding clause (a); provided, however, that in any event the Company's obligations under this Section 3.5(b) shall terminate 90 days after the effective date of any such registration statement if none of the Warrant Shares registered thereunder shall have been sold;

                  (c) as expeditiously as possible, furnish to the Warrantholders for whom such Warrant Shares are registered or are to be registered and to any underwriter or underwriters such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as such Warrantholders may reasonably request in order to facilitate the disposition of such Warrant Shares;

                  (d) use its reasonable efforts to register or qualify the Warrant Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Warrantholders for whom such Warrant Shares are registered or are to be registered shall reasonably request, and do any and all other reasonable acts and things to so register or qualify which may be necessary or advisable to enable such Warrantholders to consummate the disposition in such jurisdictions of such Warrant Shares, provided that the Company shall only incur this obligation if it registers and qualifies the other securities included in the applicable registration statement;

                  (e) furnish to the Warrantholders for whom such Warrant Shares are registered at the time of the first disposition of Warrant Shares by such Warrantholders an opinion of counsel for the Company (it being understood that only one such opinion shall be required to be delivered) acceptable to such Warrantholders to the effect that (i) a registration statement covering such Warrant Shares has been filed with the Commission under the Act and has been made effective by order of the Commission, (ii) to the best of such counsel's knowledge such registration statement and the prospectus contained therein comply as to form in all material respects with the requirements of the Act,
(iii) no facts have come to the attention of such counsel (without independent investigation) which give such counsel reason to believe that such registration statement or such prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading, (iv) to the best of such counsel's knowledge, no stop order has been issued by the Commission suspending the effectiveness of such registration statement and no proceedings for the issuance of such a stop order are threatened or contemplated, (v) the Warrant Shares have been registered or qualified or are exempt from registration or qualification under the applicable provisions of the securities or blue sky laws of each state in which the Company shall be required, pursuant to Section 3.5(d), to register or qualify such Warrant Shares, and (vi) such other matters as such Warrantholders may reasonably request.

         SECTION 3.6 PAYMENT OF REGISTRATION EXPENSES. The costs and expenses of all registrations under the Act and of all other actions which the Company is required to take or effect pursuant to this Section 3 shall be paid by the Company (including, without limitation, all registration, qualification and filing fees, printing expenses, expenses of distributing prospectuses and other documents, fees and disbursements of counsel and accountants for the Company, and expenses of any special audits incident to or required in connection with any such registration hereof, but excluding the fees and disbursements of special counsel for the Warrantholders, any consultants retained by the Warrantholders and underwriters' or brokers' discounts or commissions applicable to the Warrant Shares).

         SECTION 3.7 INFORMATION FROM WARRANTHOLDERS. Each Warrantholder shall furnish to the Company such information regarding such Warrantholder and the distribution proposed by such Warrantholder as the Company may reasonably request and as shall be reasonably required in connection with a registration referred to in this Section 3.

         SECTION 3.8 COMPANY'S INDEMNIFICATION. In the event of any registration under the Act of any Warrant Shares pursuant to this Section 3, the Company hereby agrees to indemnify and hold harmless each Warrantholder disposing of such Warrant Shares and each other person, if any, who controls such Warrantholder within the meaning of Section 15 of the Act and each other person (including underwriters) who participates in the offering of such Warrant Shares against any losses, claims, damages or liabilities, joint or several, to which such Warrantholder or controlling person or participating person may become subject under the Act or otherwise, in so far as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Warrant Shares were registered under the Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Warrantholder and each such controlling person or participating person for any legal or any other expenses incurred by such Warrantholder or such controlling person or participating person in connection with investigating or defending any such loss, claim, damage, liability or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (a) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Warrantholder or such controlling or participating person, as the case may be, specifically for use in the preparation thereof or (b) an untrue statement or alleged untrue statement, omission or alleged omission in a prospectus if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus which amendment or supplement is delivered to such Warrantholder and such Warrantholder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of Warrant Shares to the person asserting such loss, claim, damage, liability or expense.

         SECTION 3.9 WARRANTHOLDER'S INDEMNIFICATION. It shall be a condition of the Company's obligation under this Section 3 to effect any registration under the Act that there shall have been delivered to the Company an agreement or agreements duly executed by each Warrantholder for whom Warrant Shares are to be so registered, whereby such Warrantholder agrees to indemnify and hold harmless the Company, each other person referred to in subparts (1), (2) and (3) of
Section 11(a) of Section 15 of the Act in respect of such registration statement and each other person, if any, which controls the Company within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which the Company or such other person or such person controlling the Company may become subject under the Act or otherwise, but only to the extent that such losses, claims, damages or liabilities (or proceeding in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Warrant Shares were registered under the Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each such case, has been made in or omitted from such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by an instrument duly executed by such Warrantholder specifically for use in the preparation thereof. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information with respect to such persons so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement.

         SECTION 3.10 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless, in such indemnified party's reasonable judgment, a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that the failure of an indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this SECTION 3.10 with respect to such indemnified party, except to the extent that the indemnifying party is actually prejudiced by such failure. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim against the indemnified party, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

         If for any reason the indemnification provided for in the preceding sections 3.8 and 3.9 hereof is unavailable to an indemnified party as contemplated thereby, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.

         SECTION 3.11 UNDERWRITING AGREEMENT INDEMNIFICATION PROVISIONS. Notwithstanding the provisions of sections 3.8, 3.9 and 3.10 hereof, if an underwriting agreement executed by the Company pursuant to section 3.6(f) hereof shall contain indemnification, contribution and related procedural provisions in a form customary to the underwriter which are substantially to the same effect as the provisions provided for in sections 3.8, 3.9 and 3.10 hereof, such customary indemnification provisions shall be incorporated in such underwriting agreement in lieu of those provided for in sections 3.8, 3.9 and 3.10 hereof.

         SECTION 3.12 PUBLIC INFORMATION. The Company covenants and agrees that if and so long as the Common Stock shall be registered under Section 12 of the Exchange Act, at any time when any Warrantholder so entitled desires to make sales of any Warrant Shares in reliance on Rule 144 or Rule 144A under the Act either (i) there will be available adequate current public information with respect to the Company as required by said Rules, or (ii) if such information is not available the Company will use its best efforts to make such information available without delay. Without limiting the foregoing, after the time of any such registration the Company will timely file with the Commission all reports required to be filed under Sections 13 and 15(d) of the Exchange Act and will promptly furnish to any Warrantholder so requesting a written statement that the Company has complied with all such reporting requirements.

         SECTION 3.13 NO CONFLICTING REGISTRATION RIGHTS. The Company covenants and agrees that if and so long as any Warrants or any Warrant Shares shall remain outstanding and the holders thereof shall have any rights under this
Section 3, it will not enter into any agreement with any person creating any rights with respect to any shares of Common Stock or any other security in conflict with or inconsistent with any rights retained by any holder of Warrants or Warrant Shares pursuant to this Section 3.

         SECTION 3.14 LIMITED COVENANTS NOT TO SELL. Following the effectiveness of a registration statement that includes Warrant Shares, upon receipt from the Company of a notice that the registration statement contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, the Warrantholder will immediately discontinue disposition of Warrant Shares pursuant to the Registration Statement until such time as the registration statement has been amended or supplement so as to comply with the Exchange Act. The Company covenants and agrees that (i) if such misstatement or omission relates to a historical fact, then immediately,
(ii) if such misstatement or omission relates to a pending material transaction, then as soon as practicable in the Company's reasonable judgment and (iii) if such misstatement or omission relates to a current development, then reasonably promptly, after becoming aware of any such statement or omission it shall take all necessary action, including the filing of any amendments or supplements to such registration statement, as required to bring the registration statement into compliance with applicable securities laws and to allow disposition of the Warrant Shares thereunder and shall keep the Warrantholders informed at all times of the actions it is taking in this regard and immediately notify them at such time as they may resume disposition of the Warrant Shares under such registration statement. The six month period referred to in Section 3.5(a) and the ninety day period referred to in Section 3.5(b) shall be tolled during any period from the time the Company has notified the Warrantholders as set forth in the first sentence of this Section and shall begin to run again at such time as the Company has notified the Warrantholders that they may resume disposition of their Warrant Shares.

         If requested by the Company and an underwriter of Common Stock of the Company, the Warrantholder shall not sell or otherwise Transfer or dispose of any Warrant Shares held by such Warrantholder (other than those included in the registration) during the one hundred twenty (120) day period following the effective date of a registration statement of the Company filed under the Securities Act, including securities to be sold on its behalf to the public in an underwritten offering provided that (1) such agreement shall only apply to the first such registration statement of the Company and (2) all officers and directors of the Company shall have entered and be bound by similar agreements. The provisions of this Section 3.14 shall not apply to securities purchased by a Warrantholder in the Company's first underwritten public offering.

SECTION 4. ANTI-DILUTION PROVISIONS.

         SECTION 4.1 ADJUSTMENT OF CURRENT WARRANT PRICE AND NUMBER OF SHARES PURCHASABLE. The Current Warrant Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be subject to adjustment from time to time as hereinafter provided in this Section 4. Upon each adjustment of the Current Warrant Price, the holder of this Warrant shall thereafter be entitled to purchase at the Current Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest whole share) of Common Stock calculated by multiplying the Current Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Current Warrant Price resulting from such adjustment.

         Notwithstanding any other provision herein, in the event that the Current Warrant Price is less than the Current Market Price, the holder of this Warrant may, at its sole election, purchase the shares of Common Stock under this Warrant at the Current Market Price.

         SECTION 4.2 CALCULATION OF ADJUSTMENTS. (a) In case on any date on or after the Closing Date any shares of Common Stock, other than Warrant Shares and shares issuable upon the exercise of options or warrants outstanding on the date hereof, shall be issued by the Company for a consideration per share or (in the case of any transaction of a type described in section 4.2(b)(iii) or section 4.2(b)(iv) hereof) shall be deemed to be issued for a Presumed Consideration per share less than the Current Warrant Price on such date (any such issuance or deemed issuance of shares being hereinafter referred to as an "Adjustment Event"), the Current Warrant Price shall be reduced to the price (calculated to the nearest one-hundredth of a cent (0.001)) determined by multiplying (i) the Current Warrant Price in effect immediately prior to such Adjustment Event by (ii) a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding (excluding as a result of the Warrants) and deemed to be outstanding immediately prior to such Adjustment Event multiplied by the Current Warrant Price immediately prior to such Adjustment Event and (2) the consideration, if any, received and/or any Presumed Consideration deemed received by the Company upon such Adjustment Event, and (y) the denominator of which shall be the number of shares of Common Stock outstanding (excluding as a result of the Warrants) and deemed to be outstanding (including any shares of capital stock, warrants or options issuable after giving effect to any anti-dilution provisions of the Company's other securities as a result of such Adjustment Event) after giving effect to such Adjustment Event multiplied by the Current Warrant Price immediately prior to such Adjustment Event.

         (b) For the purpose of this section 4.2, the following provisions shall be applicable with respect to the issuance of additional shares of Common Stock and the computation provided for in section 4.2(a) hereof:

                  (i) Treasury Shares. The sale or other disposition of any shares of Common Stock at the time held in the Company's treasury shall be treated hereunder as an issuance of shares.

                  (ii) Dividends. In case any shares of Common Stock shall be issued as a dividend on Common Stock, the Current Warrant Price shall be adjusted as provided in section 4.3 hereof. In case any shares of Common Stock shall be issued as a dividend on any security other than Common Stock, or in case any security convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable security being hereinafter called "Convertible Securities") shall be issued as a dividend on any security, such shares or Convertible Securities shall be considered to have been issued without consideration at the commencement of the day next succeeding the record date for the determination of stockholders entitled to such dividend.

                  (iii) Rights, Warrants or Options. In case the Company shall grant any rights, warrants or options (other than the Warrants) to subscribe for or to purchase shares of Common Stock or Convertible Securities, the maximum number of shares of Common Stock issuable pursuant to such rights, warrants or options or necessary to effect the conversion or exchange of all such Convertible Securities (computed without regard to the possible future effect of anti-dilution provisions) shall be deemed to have been issued as of the date of the granting of such rights, warrants or options, and the Company shall be deemed to have received the Presumed Consideration therefor. No further adjustment (except as provided in section 4.2(b)(v) hereof) shall be made in respect of the actual issuance of Common Stock or Convertible Securities upon the exercise of rights or options, warrants or the conversion of Convertible Securities referred to in this section 4.2(b)(iii).

                  (iv) Convertible Securities. In case the Company shall issue any Convertible Securities (other than pursuant to the exercise of rights, warrants or options referred to in section 4.2(b)(iii) hereof), then the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities (computed without regard to the possible future effect of anti-dilution provisions) shall be deemed to have been issued as of the date of issuance of such Convertible Securities, and the Company shall be deemed to have received the Presumed Consideration therefor. No further adjustment (except as provided in section 4.2(b)(v) hereof) shall be made in respect of the actual issuance of Common Stock upon the conversion of Convertible Securities referred to in this section 4.2(b)(iv).

                  (v) Superseding Adjustments. If, at any time after any adjustment of the Current Warrant Price shall have been made by reason of the provisions of section 4.2(b)(iii) or section 4.2(b)(iv) hereof on the basis of the granting of certain rights, warrants or options or the issuance of certain Convertible Securities, or after any new adjustment of the Current Warrant Price shall have been made with respect to such rights, warrants or options or Convertible Securities by reason of the provisions of this section 4.2(b)(v), such rights, warrants or options or the right of conversion or exchange in any such Convertible Securities shall expire, and all or a portion of such rights, warrants or options, or the right of conversion or exchange in respect of all or a portion of such Convertible Securities, as the case may be, shall not have been exercised, then such previous adjustment shall be rescinded and annulled, and the shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of issuance of such rights, warrants or options or such Convertible Securities on the basis of

                           (A) treating the number of shares of Common Stock, if
                  any, theretofore actually issued pursuant to the exercise of such expired rights, warrants or options, or such expired right of conversion or exchange, as having been issued as of the date of the granting of such rights, warrants or options or the date of issuance of such Convertible Securities for the consideration actually received therefor (computed as provided in section 4.2(b)(vii) hereof), and

                           (B) deeming the maximum number of shares of Common
                  Stock, if any, thereafter issuable pursuant to the conversion or exchange of any Convertible Securities actually issued or issuable pursuant to the exercise of such rights or options (computed without regard to the possible future effect of anti-dilution provisions) as having been issued as of the date of the granting of such rights or options and for the Presumed Consideration deemed to have been received as of such date;

                  and on such basis, such new adjustment, if any, of the Current Warrant Price shall be made as may be required by section 4.2(a) hereof, which new adjustment shall take into account a recomputation of all adjustments made pursuant to this Section 4 subsequent to the date of the granting of such rights, warrants or options or the date of issuance of such Convertible Securities, and which new adjustment shall supersede the previous adjustment so rescinded and annulled and all such subsequent adjustments for all subsequent exercises of Warrants.

                  (vi) Effect of "Split-up" on "Deemed Issued" Shares. Upon any subdivision or reverse stock split of the Common Stock of the character described in section 4.3 hereof, including the issuance of a stock dividend which is treated as such a subdivision under section 4.2(b)(ii) hereof, the number of the shares of Common Stock which are at the time deemed to have been issued by virtue of section 4.2(b)(iii), section 4.2(b)(iv) or section 4.2(b)(v) hereof, but have not actually been issued, shall be deemed to be increased or decreased proportionately, as applicable.

                  (vii) Computation of Consideration and Presumed Consideration. For the purposes of this section 4.2(b):

                           (A) The consideration received by the Company upon
                  the actual issuance of shares of Common Stock shall be the sum of the amount of cash and the fair value of property (as determined by resolution of the Board of Directors of the Company as at the time of issuance or "deemed issuance" in the case of section 4.2(b)(vii)(B)) received by the Company as the consideration or part of the consideration (1) for the issuance of any rights, warrants or options upon the exercise of which such Common Stock was issued, (2) for the issuance of any rights, warrants or options to purchase Convertible Securities upon the conversion of which such Common Stock was issued, (3) for the issuance of the Convertible Securities upon conversion of which such Common Stock was issued, and (4) at the time of the actual exercise of such rights, warrants, options or conversion privileges upon the exercise of which such Common Stock was issued, in each case without deduction for commissions and expenses incurred by the Company for any underwriting of, or otherwise in connection with the issue or sale of, such rights, warrants, options, Convertible Securities or Common Stock, but after deduction of any sums paid by the Company in cash upon the exercise of, and pursuant to, such rights, warrants, options or conversion privileges in respect of fractional shares of Common Stock;

                  (viii) The consideration deemed to have been received by the Company for shares of Common Stock deemed to be issued pursuant to rights, warrants, options, and/or conversion privileges by reason of transactions of the character described in section 4.2(b)(iii), section 4.2(b)(iv), or section 4.2(b)(v)(B) hereof (herein called the "Presumed Consideration" therefor) shall be the consideration (determined as provided in section 4.2(b)(vii)(A) hereof) which would have been received by the Company at or prior to the actual issuance of such shares of Common Stock so deemed to be issued, if all rights, warrants, options and/or conversion privileges necessary to effect the actual issuance of the number of shares deemed to have been issued had been exercised (successively exercised in the case of rights, warrants or options to purchase Convertible Securities) and the minimum consideration received or receivable by the Company upon such exercise had been received (all computed without regard to the possible future effect of anti-dilution provisions in such rights, warrants, options and/or conversion privileges).

         SECTION 4.3 EFFECT OF "SPLIT-UPS" AND STOCK DIVIDENDS. In case at any time or from time to time the Company shall subdivide or combine as a whole, by reclassification, by the issuance of a stock dividend on the Common Stock payable in Common Stock, or otherwise, the number of shares of Common Stock then outstanding into a greater or lesser number of shares of Common Stock, with or without par value, the Current Warrant Price shall be reduced or increased (as applicable) proportionately. The issuance of such a stock dividend shall be treated as a subdivision of the whole number of shares of Common Stock outstanding immediately prior to such dividend into a number of shares equal to such whole number of shares so outstanding plus the number of shares issued as a stock dividend. Upon any such adjustment, the number of shares shall be rounded upward to the nearest whole share.

         SECTION 4.4 EFFECT OF MERGER OR CONSOLIDATION. In case the Company shall, while this Warrant remains outstanding, enter into any consolidation with or merger into any other corporation wherein the Company is not the surviving corporation, or wherein securities of a corporation other than the Company are distributable to holders of Common Stock, or sell or convey its property as an entirety or substantially as an entirety followed by distribution of any or all of the proceeds thereof to shareholders, and in connection with such consolidation, merger, sale or conveyance, shares of stock or other securities or property shall be issuable or deliverable in exchange for the Common Stock, then, as a condition of such consolidation, merger, sale or conveyance, lawful and adequate provision shall be made whereby Warrantholder shall thereafter be entitled to purchase pursuant to this Warrant (in lieu of the number of shares of Common Stock which such holder would have been entitled to purchase immediately prior to such consolidation, merger, sale or conveyance) the shares of stock or other securities or property to which such number of shares of Common Stock would have been entitled at the time of such consolidation, merger, sale or conveyance, at an aggregate purchase price equal to that which would have been payable if such number of shares of Common Stock had been purchased by exercise of this Warrant immediately prior thereto. In case of any such consolidation, merger, sale or conveyance, appropriate provision shall be made with respect to the rights and interests thereafter of the Warrantholders, to the end that all the provisions of the Warrants (including the provisions of this Section 4) shall thereafter be applicable, as nearly as practicable, to such stock or other securities or property thereafter deliverable upon the exercise of the Warrants. The Company shall not effect any such consolidation, merger, sale or conveyance unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or purchasing such assets shall assume by written instrument, executed and mailed or delivered to each holder of Warrants, the obligation to deliver to such holder such shares of stock or other securities or property as, in accordance with the foregoing provisions, such Warrantholder may be entitled to receive, which instrument shall contain the express assumption by such successor corporation of the due and punctual performance and observance of every provision of this Warrant to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder. Notwithstanding the foregoing, if the Company shall consolidate or merge with another Person in a transaction in which all of the holders of Common Stock of the Company receive in consideration of their shares only cash consideration and such cash consideration per share is greater than the Current Warrant Price, the Company's obligations under this Section 4.4 shall be satisfied to any Warrantholder (i) such Warrantholder's Warrants are purchased for cash in an amount equal to (A) the price per share of common stock (and/or any other security, right or asset) of the Company paid to the holders of the Company's Common Stock (and/or any other such security, right or asset) in connection with such merger or consolidation, multiplied by the number of Warrant Shares (and/or the amount or number of any other securities, assets or rights) underlying such Warrantholder's Warrant(s) minus (B) the aggregate Current Warrant Price for all Warrant Shares underlying such Warrant(s) or (ii) a bona fide, binding offer is made to purchase such Warrantholder's Warrants for the amount set forth in clause (i), the offeror has the demonstrated ability to pay such amount in cash and the Warrantholders refuses to accept such offer.

         SECTION 4.5 EFFECT OF CERTAIN DIVIDENDS. Except as provided in section 4.4, in case on any date the Company makes a distribution to holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of its indebtedness or assets of the Company (excluding cash dividends and rights, warrants or options to purchase shares of Common Stock or Convertible Securities which are exercisable only for 45 days after such date), the Company shall pay the distribution that would be payable to holders of the Warrants if the Warrant Shares had been outstanding as of the record date (the "Distribution") to an escrow holder who shall be a national banking institution with at least $200 million of net worth to hold in escrow (together with proceeds from the distribution). Upon any exercise of the Warrants, the escrow holder will distribute the evidence of indebtedness or assets held in escrow relating to the exercised Warrants together with the proceeds therefrom (including interest) to the Warrantholder. If one or more Warrants terminates, the escrow holder will distribute to the Company any evidence of indebtedness or assets held in escrow relating to the terminated Warrants together with the proceeds therefrom (including interest). Payments of amounts held in escrow to the holders of the Warrants shall not be subject to restriction by agreement or operation of law except as provided in this section 4.5.

         SECTION 4.6 REORGANIZATION OR RECLASSIFICATION. In case of any capital reorganization or any reclassification of the capital stock of the Company (except for a reorganization or reclassification covered by sections 4.3 or 4.4 hereof) while this Warrant remains outstanding, then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby the Warrantholder shall thereafter be entitled to purchase pursuant to this Warrant

(in lieu of the number of shares of Common Stock which such holder would have been entitled to purchase immediately prior to such reorganization or reclassification) the shares of stock of any class or classes or other securities or property to which such number of shares of Common Stock would have been entitled at the time of such reorganization or reclassification, at an aggregate purchase price equal to that which would have been payable if such number of shares of Common Stock had been purchased immediately prior to such reorganization or reclassification. In case of any such capital reorganization or reclassification, appropriate provision shall be made with respect to the rights and interests thereafter of the holders of Warrants, to the end that all the provisions of the Warrants (including the provisions of this Section 4) shall thereafter be applicable, as nearly as practicable, to such stock or other securities or property thereafter deliverable upon the exercise of the Warrants.

         SECTION 4.7 STATEMENT OF ADJUSTMENT. Upon each adjustment of the Current Warrant Price and the number of shares of Common Stock purchasable hereunder, and in the event of any change in the rights of the Warrantholder by reason of other events herein set forth, then and in each such case the Company will promptly prepare a schedule setting forth the adjusted Current Warrant Price and the adjusted number of shares purchasable hereunder, or specifying the other shares of stock, other securities or property and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is base. The Company will promptly mail a copy of such schedule to each Warrantholder.

         SECTION 4.8 DETERMINATIONS BY THE BOARD OF DIRECTORS. All determinations by the Board of Directors of the Company under this Warrant shall be made in good faith with due regard to the interests of the Warrantholders and the other holders of securities of the Company and in accordance with good financial practice, and all valuations made by the Board of Directors of the Company under the terms of this Warrant must be made with due regard to any market quotations of securities involved in, or related to, the subject of such valuation.

         SECTION 4.9 NOTIFICATIONS BY THE COMPANY. As long as any Warrant is outstanding, in case at any time the Company proposes:

                  (a) to pay any dividend payable in stock (of any class or classes) or in Convertible Securities upon Common Stock or make any distribution to the holders of the Common Stock; or

                  (b) to make an offer for subscription pro rata to the holders of Common Stock of any additional shares of stock of any class or other rights or to grant to the holders of Common Stock generally any rights, warrants or options; or

                  (c) to effect any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                  (d) to effect a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more such cases, the Company shall give written notice to each Warrantholder of the date on which (i) the transfer books of the Company shall close or a record date shall be taken for such dividend, distribution, subscription rights or grant, or (ii) a record date shall be taken to determine stockholders entitled to notice of and to vote at any meeting of stockholders at which any such proposed reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding-up is to be considered, or
(iii) such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, subscription rights or grant, or shall be entitled to vote on or exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding-up, as the case may be. Such written notice shall be given not less than 20 days and not more than 60 days prior to such date on which the transfer books of the Company shall close or a record date shall be taken or any event shall occur, as the case may be, and such notice may state that any such action will be taken only if certain events specified in such notice (such as the clearing of proxy material by the Commission or an affirmative vote of stockholders) occur prior thereto.

SECTION 5. CERTAIN DEFINITIONS.

         For all purposes of this Warrant, unless the context otherwise requires, the following terms shall have the following respective meanings:

         "Act": the Securities Act of 1933, as amended from time to time, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Adjustment Event": see Section 4.2(a) hereof.

         "Affiliate" of an entity: any person controlling, controlled by or under common control with such entity or who participates in a group within the meaning of Section 13(d) of the Exchange Act which owns, including, but not limited to (i) any director or officer of such entity or any of its subsidiaries and (ii) any person who owns beneficially or of record 5% or more of the shares of the capital stock of such entity or any of its subsidiaries or of which such entity, directly or indirectly, owns beneficially or of record 5% or more of the shares of capital stock.

         "Business Day": means any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in California.

         "Closing Date":  January 28, 2000.

         "Commission": the Securities and Exchange Commission, or any other federal agency then administering the Act.

         "Common Stock": the Company's authorized Common Stock, as such class existed on the Closing Date, including stock of the Company of any class thereafter authorized which ranks, or is generally entitled to a participation, as to assets or dividends substantially on a parity with Common Stock and generally enjoys voting rights on a parity with Common Stock.

         "Company": Symposium Corporation, and any other corporation assuming the Warrants pursuant to Section 4.4 hereof.

         "Convertible Securities": see Section 4.2(b)(ii) hereof.

         "Current Market Price" (per share of Common Stock at any date): the per share fair market value of the Common Stock (i) determined by the average of the daily "market prices" over a period of five (5) consecutive business days before such date or (ii) if and so long as there is no exchange or over-the-counter market for the Common Stock of the Company, the price per share which the Company could obtain from a willing buyer for the shares sold by the Company from authorized but unissued shares, as such price shall be determined in good faith by the Board of Directors of the Company and the Warrantholder, provided if the Company and the holder can not agree on a value, the Company and the holder(s) of the majority of the Warrants shall retain an independent investment banking firm, to determine the per share fair market value of the Common Stock. If the Current Market Price as determined by the investment banker is more than 10% greater than the price as determined by the Board of the Directors of the Company, the Company shall pay the fees and expenses of such investment banker, if the price as determined by such investment banker is less than 5% greater than the price as determined by the Board of Directors, the Warrantholders disputing the price shall pay the fees and expenses of such investment banker, if the price as determined by the investment banker is between 5% and 10% greater than the price as determined by the Board of Directors, the Company and such Warrantholders shall each be responsible for one half of the investment banker's fees and expenses. The market price referred to in clause (i) above for each such business day shall be the last sale price on such day on the principal securities exchange on which the Common Stock is then listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or if the Common Stock is not then listed or admitted on any stock exchange, the market price for each such business day shall be the last sale price on such day, or, if no sale takes place on such day, the average of the closing bid and asked prices on such day in the over-the-counter market, in either case as reported through NASDAQ, or, if such prices are not at the time so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company.

         "Credit Agreement":  see the second paragraph of this Warrant.

         "Current Warrant Price" (per share of Common Stock at any date): the price at which one share of Common Stock may be purchased hereunder at any time; initially, the Current Warrant Price shall be 110% of the Current Market Price calculated as of the Closing Date and, thereafter, the Current Warrant Price shall be such price as may be determined from time to time pursuant to Section 4 hereof.

         "Exchange Act": the Securities Exchange Act of 1934, as amended from time to time, or any successor federal statute, and the rules and regulations of the Commission thereunder.

         "Exercise Form": means an Exercise Form in the form annexed hereto as Exhibit A.

         "Outstanding": when used with reference to Common Stock at any date, all issued shares of Common Stock (including, but without duplication, shares deemed issued pursuant to Section 4 hereof) at such date, except shares then held in the treasury of the Company.

         "person": an individual, corporation, partnership, joint venture, trust estate, unincorporated organization or government or an agency or political subdivision thereof.

         "Presumed Consideration":  see Section 4.2(b)(vii)(B) hereof.

         "Total Warrants": the sum of the aggregate number of shares of (i) Common Stock purchasable by the holder(s) upon exercise of all Warrants then outstanding and (ii) Warrant Shares which had been issued pursuant to the exercise of Warrants.

         "Transfer": a sale, assignment, transfer, pledge, grant of a security interest in or other disposition.

         "Warrant Office":  see Section 2.1 hereof.

         "Warrant Shares": the shares of Common Stock purchasable or purchased by the Warrantholders upon the exercise of the Warrants. Unless otherwise expressly stated herein, Warrant Shares shall not include shares of Common Stock purchased upon exercise of a Warrant which have been sold by a Warrantholder pursuant to a registration statement under the Act.

         "Warrantholder": the registered holder of a Warrant or Warrants or any related Warrant Shares.

         "Warrants": the warrants (of which this Warrant is one) originally issued by the Company pursuant to the Credit Agreement evidencing the right initially to purchase an aggregate of 300,000 shares of Common Stock and all warrants issued in substitution, combination or subdivision of any thereof.

SECTION 6. CERTAIN COVENANTS OF THE COMPANY

         The Company covenants and agrees that as long as any Warrant is outstanding:

                  (a) it will reserve and set apart and have at all times, free from preemptive rights, a number of shares of authorized but unissued Common Stock or other securities or property deliverable upon the exercise of the Warrants sufficient to enable it at any time to fulfill all its obligations thereunder;

                  (b) before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value of the shares of Common Stock issuable upon exercise of the Warrants, it will take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Current Warrant Price;

                  (c) if any shares of Common Stock required to be reserved for the purposes of the exercise of this Warrant require registration with or approval of any governmental authority under any federal law (other than the Act) or under any state law before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, as expeditiously as possible, cause such shares to be duly registered or approved, as the case may be, provided, that if the issuance of such shares requires the Company to go through a full qualification process in any state other than California, New York or Delaware, the Company shall not be required to undertake such process unless the Warrantholders agree to pay the Company's reasonable expenses incurred in connection therewith;

                  (d) if and so long as the Common Stock is listed on any national securities exchange (as defined in the Exchange Act), it will, at its expense, obtain and maintain the approval for listing upon official notice of issuance of all shares of Common Stock issuable upon the exercise of the Warrants at the time outstanding and maintain the listing of such shares after their issuance; and the Company will so list on such national securities exchange, will register under the Exchange Act (or any similar statute then in effect) and will maintain such listing of any other securities that at any time are issuable upon exercise of the Warrants if, and at the time that, any securities of the same class shall be listed on such national securities exchange by the Company;

                  (e) it will review its stock ledgers, stock transfer books and other corporate records periodically (and not less often than once in each calendar quarter) in order to determine whether any Warrantholder, based solely on the number of Warrant Shares owned of record and which may be acquired by the Warrantholder, is or shall have become, directly or indirectly, the beneficial owner of more than such percentage of any class of its equity securities (as defined in the Exchange Act) as shall cause such Warrantholder to be required to make any filings or declarations to the Company, the Commission or any national securities exchange pursuant to the provisions of the Exchange Act or any comparable federal statute, and the Company will give prompt notice to such Warrantholder whenever it shall have determined, upon the basis of the information disclosed by any such review, that such Warrantholder is or has become such a holder, which notice shall also specify the information upon which the Company bases such determination; provided, however, that the Company shall give such notice only once in each fiscal year to any Warrantholder whose percentage of beneficial ownership of the Company's equity securities has not changed since the date of the giving of the immediately preceding notice;

                  (f) so long as any of the Warrants representing at least 100,000 Warrant Shares (as adjusted for stock splits, reverse stock splits and the like) are outstanding and owned by ICII or the Credit Agreement is in effect, the Company will provide to ICII at least 10 days' notice of and all information given to the directors of the Company with respect to each regular meeting of the Board of Directors and such notice as is reasonable under the circumstances and all information given to the directors of the Company with respect to each special or emergency meeting of the Board of Directors, the Company shall also provide to ICII a copy of any written action by the Board of Directors of the Company in lieu of a meeting thereof; and within 30 days of each meeting of the Board of Directors, copies of the minutes of such meeting; and

                  (g) unless purchased for cash in accordance with Section 4.4, this Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

SECTION 7. NOTICE.

         Any notice or other document required to be given or delivered to the Warrantholders shall be delivered at, or sent by certified or registered mail to, each such Warrantholder at the last address shown on the books of the Company maintained at the Warrant Office for the registration and registration of transfer of the Warrants or at any more recent address of which any Warrantholder shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to holders of record of outstanding Warrant Shares shall be delivered at, or sent by certified or registered mail to, each such holder at such holder's address as the same appears on the stock records of the Company. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the office of the Company at 410 Park Avenue, Suite 830, New York, NY 10022, or such other address within the United States of America as shall have been furnished by the Company to the Warrantholders and the holders of record of Warrant Shares. Any notice or other document sent by certified or registered mail, return receipt requested, shall be deemed to have been delivered and received three business days following deposit in the U.S. mail. Notices or documents delivered in any other manner shall be deemed to have been delivered only when and if received.

SECTION 8. LIMITATIONS OF LIABILITY; NOT STOCKHOLDERS.

         No provision of this Warrant shall be construed as conferring upon any Warrantholder hereof the right to vote, consent, receive dividends or receive notice other than as herein expressly provided in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action any Warrantholder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such Warrantholder for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 9. LOSS, DESTRUCTION, ETC. OF WARRANTS.

         Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant; provided, however, that neither ICII nor any other financial institution having combined net capital, capital surplus and undivided profits in excess of $50,000,000 which shall become a Warrantholder shall be required to provide any such bond of indemnity (but shall be required to provide an indemnity). Any Warrant issued under the provisions of this
Section 9 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.

SECTION 10. LAW GOVERNING.

         This Warrant shall be governed by, and construed and enforced in accordance with, the law of the State of California.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its Chairman of the Board, President or a Vice President and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated:  January 28, 2000

                                             Symposium Corporation

                                             By:  /s/ Ronald Altbach
                                                  ---------------------------
                                                  Title: Chief Operating Officer

[Corporate Seal]

Attest:

 /s/
----------------------------
          Secretary

                                    EXHIBIT A



                                  EXERCISE FORM

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase Warrant Shares and (check one):

                  herewith tenders payment for _______ of the Warrant Shares to the order of ________in the amount of $_________ in accordance with the terms of this Warrant; or

                  herewith tenders this Warrant for _______ Warrant Shares pursuant to the Net Issue Exercise provisions of Section 1.3 of this Warrant.

The undersigned requests that a certificate (or certificates) for such Warrant Shares be registered in the name of the undersigned and that such certificate (or certificates) be delivered to the undersigned's address below.

         In exercising this Warrant, the undersigned hereby makes each of the representations and warranties set forth in Section 3.3 of the Warrant as to itself and as of the date hereof.

         Dated:  ___________________.

                                              Signature
                                                         -------------------

                                                         -------------------
                                                             (Print Name)

                                                         -------------------
                                                          (Street Address)

                                                         -------------------
                                                      (City) (State) (Zip Code)

If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.

                                   ASSIGNMENT



         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________ the rights represented by the foregoing Warrant of [__________________] and appoints _____________________________ attorney to transfer said rights on the books of said corporation, with full power of substitution in the premises. The portion of the Warrant transferred is as set forth below (all share numbers are based on shares outstanding as of the Closing Date and should be adjusted accordingly).

Warrants to purchase __________ shares

                                                  _____________________________
                                                  Signature:

Dated: